Exhibit 99.1

LKQ CORPORATION ANNOUNCES RECORD RESULTS FOR FIRST QUARTER 2017

•	Revenue growth of 21.9% to $2.34 billion

•	Organic revenue growth for parts and services of 4.5%

•	Income from continuing operations growth of 25.5% to $141 million

•	First quarter 2017 diluted EPS from continuing operations of $0.45; adjusted diluted EPS of $0.49

•	2017 annual earnings guidance increased

Chicago, IL (April 27, 2017) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the first quarter of 2017 of $2.34 billion, an increase of 21.9% as compared to $1.92 billion in the first quarter of 2016. Income from continuing operations for the first quarter of 2017 was $140.8 million, an increase of 25.5% as compared to $112.2 million for the same period of 2016. Diluted earnings per share from continuing operations for the first quarter of 2017 was $0.45, an increase of 25.0% as compared to $0.36 for the same period of 2016. On an adjusted basis, diluted earnings per share from continuing operations was $0.49, an increase of 16.7% as compared to $0.42 for the same period of 2016.

“I am proud of our ability to deliver excellent top line and bottom line growth, achieving record revenue and earnings in the first quarter of 2017," stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation. “I am particularly pleased with the margin improvement in the quarter, notably North America which increased Segment EBITDA margin by 210 basis points sequentially and 110 basis points year-over-year. Global revenue growth in parts and services was a strong 24.5% on a constant currency basis. Also, despite the mild weather we again faced in North America during the first quarter, global organic revenue growth for parts and services was 4.5%, consistent with our annual guidance.”

Balance Sheet and Liquidity

Cash flow from operations totaled $172 million during the first quarter, and the Company invested approximately $41 million in capital expenditures and other long term assets for continuing operations and paid $77 million for acquisitions. Proceeds from the divestiture of PGW’s automotive glass manufacturing business were used to pay down debt. As of March 31, 2017, LKQ’s balance sheet reflected cash and equivalents of $265 million and outstanding debt of $3.0 billion. Total availability under the Company’s credit facilities at March 31, 2017 was approximately $1.4 billion.

Other Events

In addition to finalizing the previously announced divestiture of PGW’s automotive glass manufacturing business, during the first quarter of 2017 LKQ acquired parts recycling businesses in Michigan and Sweden, and a specialty products business in Pennsylvania. Also, in the first quarter, LKQ’s Rhiag operations opened 12 new Elit and Auto Kelly operations in Eastern Europe.

Company Outlook

The Company updated its guidance for 2017.

	Updated Guidance	Prior Guidance
Organic revenue growth for parts & services	4.0% to 6.0%	4.0% to 6.0%
Adjusted income from continuing operations*	$565 million to $595 million	$560 million to $590 million
Adjusted diluted EPS from continuing operations*	$1.82 to $1.92	$1.80 to $1.90
Cash flow from operations	$615 million to $645 million	$610 million to $640 million
Capital expenditures	$200 million to $225 million	$200 million to $225 million
*Non-GAAP measures. See the table accompanying this release that reconciles forecasted net income and diluted EPS to forecasted adjusted net income and adjusted diluted EPS.

Our revised 2017 guidance for adjusted income from continuing operations and adjusted diluted EPS is based on current conditions (including acquisitions completed through April 27, 2017) and excludes the impact of restructuring and acquisition related expenses; amortization of acquired intangibles; income tax effects related to excess tax benefits; and gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).The updated guidance for 2017 is based on scrap prices remaining at current prices and exchange rates for the British pound, Euro and Canadian dollar holding near current levels. Changes in these figures may impact our ability to achieve the updated guidance.

Non-GAAP Financial Measures

This release contains and management’s presentation on the conference call will refer to non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of the difference between each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.

Conference Call Details

LKQ will host a conference call and webcast on April 27, 2017 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (877) 201-0168. International access to the call may be obtained by dialing (647) 788-4901.

Webcast and Presentation Details

The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.

A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 6722550#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through May 11, 2017. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry (including the potential competitive advantage to OEMs with “connected car” technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicles or vehicle parts from aftermarket suppliers and from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements; and

•	other risks that are described in our Form 10-K filed February 27, 2017 and in other reports filed by us from time to time with the Securities and Exchange Commission.

Contact:
Joseph P. Boutross- Director, Investor Relations, LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended March 31,
	2017		2016
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$2,342,843	100.0%	$1,921,476	100.0%	$421,367	21.9%
Cost of goods sold	1,412,750	60.3%	1,161,039	60.4%	251,711	21.7%
Gross margin	930,093	39.7%	760,437	39.6%	169,656	22.3%
Facility and warehouse expenses	189,780	8.1%	157,605	8.2%	32,175	20.4%
Distribution expenses	185,810	7.9%	152,343	7.9%	33,467	22.0%
Selling, general and administrative expenses	267,227	11.4%	218,318	11.4%	48,909	22.4%
Restructuring and acquisition related expenses	2,928	0.1%	14,811	0.8%	(11,883)	(80.2%)
Depreciation and amortization	48,656	2.1%	31,688	1.6%	16,968	53.5%
Operating income	235,692	10.1%	185,672	9.7%	50,020	26.9%
Other expense (income):
Interest expense, net	23,988	1.0%	14,592	0.8%	9,396	64.4%
Loss on debt extinguishment	—	0.0%	26,650	1.4%	(26,650)	(100.0%)
Gains on foreign exchange contracts - acquisition related	—	0.0%	(18,342)	(1.0%)	18,342	(100.0%)
Other income, net	(1,046)	(0.0%)	(2,889)	(0.2%)	1,843	(63.8%)
Total other expense, net	22,942	1.0%	20,011	1.0%	2,931	14.6%
Income from continuing operations before provision for income taxes	212,750	9.1%	165,661	8.6%	47,089	28.4%
Provision for income taxes	72,155	3.1%	53,128	2.8%	19,027	35.8%
Equity in earnings (loss) of unconsolidated subsidiaries	214	0.0%	(362)	(0.0%)	576	n/m
Income from continuing operations	140,809	6.0%	112,171	5.8%	28,638	25.5%
Loss from discontinued operations, net of tax	(4,531)	(0.2%)	—	0.0%	(4,531)	n/m
Net income	$136,278	5.8%	$112,171	5.8%	$24,107	21.5%

Basic earnings per share(2):
Income from continuing operations	$0.46		$0.37		$0.09	24.3%
Loss from discontinued operations	(0.01)		—		(0.01)	n/m
Net income	$0.44		$0.37		$0.07	18.9%

Diluted earnings per share(2):
Income from continuing operations	$0.45		$0.36		$0.09	25.0%
Loss from discontinued operations	(0.01)		—		(0.01)	n/m
Net income	$0.44		$0.36		$0.08	22.2%

Weighted average common shares outstanding:
Basic	308,028		306,157		1,871	0.6%
Diluted	310,300		309,193		1,107	0.4%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$264,614	$227,400
Receivables, net	973,670	860,549
Inventories	1,978,465	1,935,237
Prepaid expenses and other current assets	101,377	87,768
Assets of discontinued operations	—	456,640
Total current assets	3,318,126	3,567,594
Property and equipment, net	809,208	811,576
Intangible assets:
Goodwill	3,120,844	3,054,769
Other intangibles, net	576,451	584,231
Equity method investments	185,262	183,467
Other assets	112,355	101,562
Total assets	$8,122,246	$8,303,199
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$651,117	$633,773
Accrued expenses:
Accrued payroll-related liabilities	89,977	118,755
Other accrued expenses	243,018	209,101
Other current liabilities	83,601	37,943
Current portion of long-term obligations	91,988	66,109
Liabilities of discontinued operations	—	145,104
Total current liabilities	1,159,701	1,210,785
Long-term obligations, excluding current portion	2,933,277	3,275,662
Deferred income taxes	221,504	199,657
Other noncurrent liabilities	200,893	174,146
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 308,283,752 and 307,544,759 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	3,083	3,075
Additional paid-in capital	1,122,787	1,116,690
Retained earnings	2,726,637	2,590,359
Accumulated other comprehensive loss	(245,636)	(267,175)
Total stockholders’ equity	3,606,871	3,442,949
Total liabilities and stockholders’ equity	$8,122,246	$8,303,199

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$136,278	$112,171
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,604	33,166
Stock-based compensation expense	7,285	5,916
Loss on debt extinguishment	—	26,650
Loss on sale of business	8,580	—
Gains on foreign exchange contracts - acquisition related	—	(18,342)
Other	1,343	1,156
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(108,893)	(78,373)
Inventories	(745)	18,973
Prepaid income taxes/income taxes payable	61,064	41,152
Accounts payable	24,449	20,514
Other operating assets and liabilities	(7,672)	(28,139)
Net cash provided by operating activities	172,293	134,844
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(44,398)	(50,393)
Acquisitions, net of cash acquired	(77,056)	(603,735)
Proceeds from disposal of business/investment	301,297	10,304
Proceeds from foreign exchange contracts	—	18,342
Other investing activities, net	1,314	458
Net cash provided by (used in) investing activities	181,157	(625,024)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,464	3,202
Taxes paid related to net share settlements of stock-based compensation awards	(3,644)	(2,281)
Debt issuance costs	—	(5,907)
Borrowings under revolving credit facilities	45,239	1,143,217
Repayments under revolving credit facilities	(389,313)	(345,609)
Borrowing under term loans	—	338,478
Repayments under term loans	(9,295)	—
Borrowings under receivables securitization facility	—	97,000
Repayments under receivables securitization facility	(150)	(63,000)
Borrowings of other debt, net	23,313	12,850
Payments of Rhiag debt and related payments	—	(543,347)
Payments of other obligations	—	(1,437)
Other financing activities, net	5,000	—
Net cash (used in) provided by financing activities	(326,386)	633,166
Effect of exchange rate changes on cash and cash equivalents	3,034	(1,163)
Net increase in cash and cash equivalents	30,098	141,823
Cash and cash equivalents of continuing operations, beginning of period	227,400	87,397
Add: Cash and cash equivalents of discontinued operations, beginning of period	7,116	—
Cash and cash equivalents of continuing and discontinued operations, beginning of period	234,516	87,397
Cash and cash equivalents, end of period	$264,614	$229,220

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	March 31,
	2017	2016	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,079,875	$978,499	$101,376	10.4%
Europe	819,167	545,707	273,460	50.1%
Specialty	313,899	294,119	19,780	6.7%
Parts and services	2,212,941	1,818,325	394,616	21.7%
Other	129,902	103,151	26,751	25.9%
Total	$2,342,843	$1,921,476	$421,367	21.9%

Revenue changes by category for the three months ended March 31, 2017 vs. 2016:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	1.8%	8.3%	0.2%	10.4%
Europe	8.5%	51.5%	(9.9%)	50.1%
Specialty	6.3%	0.1%	0.3%	6.7%
Parts and services	4.5%	20.0%	(2.8%)	21.7%
Other	25.9%	0.2%	(0.1%)	25.9%
Total	5.7%	18.9%	(2.7%)	21.9%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles consolidated revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended
	March 31, 2017
	Consolidated	Europe
Parts & Services
Revenue growth as reported	21.7%	50.1%
Less: Currency impact	(2.8%)	(9.9%)
Revenue growth at constant currency	24.5%	60.0%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended
	March 31,
	2017		2016
(In thousands)		% of Revenue		% of Revenue
Revenue
North America	$1,208,240		$1,080,820
Europe	820,897		546,761
Specialty	314,934		295,070
Eliminations	(1,228)		(1,175)
Total revenue	$2,342,843		$1,921,476
Segment EBITDA
North America (1)	$176,135	14.6%	$145,691	13.5%
Europe	78,694	9.6%	57,498	10.5%
Specialty	35,441	11.3%	33,422	11.3%
Total Segment EBITDA	$290,270	12.4%	$236,611	12.3%

(1) In the fourth quarter of 2016, the North America Segment EBITDA was 12.5% of revenue.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended
	March 31,
	2017	2016
	(In thousands)
Net income	$136,278	$112,171
Subtract:
Loss from discontinued operations, net of tax	(4,531)	—
Income from continuing operations	140,809	112,171
Add:
Depreciation and amortization	50,604	33,166
Interest expense, net	23,988	14,592
Loss on debt extinguishment (1)	—	26,650
Provision for income taxes	72,155	53,128
Earnings before interest, taxes, depreciation and amortization (EBITDA)	287,556	239,707
Subtract:
Equity in earnings (loss) of unconsolidated subsidiaries	214	(362)
Gains on foreign exchange contracts - acquisition related	—	18,342
Add:
Restructuring and acquisition related expenses	2,928	14,811
Change in fair value of contingent consideration liabilities	—	73
Segment EBITDA	$290,270	$236,611

EBITDA as a percentage of revenue	12.3%	12.5%

Segment EBITDA as a percentage of revenue	12.4%	12.3%
(1) Loss on debt extinguishment is considered a component of interest in calculating EBITDA.
We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income excluding discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with and without the impact of discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.
We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.
EBITDA and Segment EBITDA should not be construed as an alternatives to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations, respectively:

	Three Months Ended
	March 31,
	2017	2016
(In thousands, except per share data)
Net income	$136,278	$112,171
Subtract:
Loss from discontinued operations, net of tax	(4,531)	—
Income from continuing operations	140,809	112,171
Adjustments - continuing operations:
Restructuring and acquisition related expenses	2,928	14,811
Loss on debt extinguishment	—	26,650
Amortization of acquired intangibles	21,300	8,901
Change in fair value of contingent consideration liabilities	—	73
Gains on foreign exchange contracts - acquisition related	—	(18,342)
Excess tax benefit from stock-based payments	(3,256)	(4,439)
Tax effect of adjustments	(8,540)	(11,127)
Adjusted net income - continuing operations	$153,241	$128,698

Weighted average diluted common shares outstanding	310,300	309,193

Diluted earnings per share - continuing operations	$0.45	$0.36

Adjusted diluted earnings per share - continuing operations	$0.49	$0.42

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing the company’s historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of discontinued operations, restructuring and acquisition related expenses, loss on debt extinguishment, amortization expense related to acquired intangibles, the change in fair value of contingent consideration liabilities, other acquisition-related gains and losses, excess tax benefits and deficiencies from stock-based payments, and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. These financial measures are used by management in its decision making and overall evaluation of operating performance of the company and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Income and Diluted Earnings per Share from Continuing Operations to Forecasted Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations, respectively:

	Forecasted
	Fiscal Year 2017
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Income from continuing operations	$511	$541
Adjustments:

Amortization of acquired intangibles	85	85
Restructuring and acquisition related expenses	3	3
Excess tax benefit from stock-based payments	(3)	(3)
Tax effect of adjustments	(31)	(31)
Adjusted net income - continuing operations	$565	$595

Weighted average diluted common shares outstanding	311	311
Diluted earnings per share - continuing operations	$1.65	$1.74
Adjusted diluted earnings per share - continuing operations	$1.82	$1.92

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations in our financial guidance. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations, we included estimates of income from continuing operations and amortization of acquired intangibles for the full fiscal year 2017 and the related tax effect; we included for all other components the amounts incurred as of March 31, 2017.